Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2012 and 2011

ARDEN REINSURANCE COMPANY LTD.

Purvis House, 2nd Floor, 29 Victoria Street, Hamilton HM10, Bermuda

Arden Reinsurance Company Ltd.

Arden Reinsurance Company Ltd.

Consolidated Balance Sheets

At December 31, 2012 and 2011

(in thousands of United States Dollars)

	December 31, 2012	December 31, 2011
Assets
Fixed maturity investments, at fair value (amortized cost 2012: $229,548; 2011: $1,301,519)	$227,988	$1,306,543
Other investments, at fair value	3,612	198,685
Short-term investments, at fair value (amortized cost 2012: nil; 2011: $100,167)	—	100,167

Total investments	231,600	1,605,395
Cash and cash equivalents	28,388	61,166
Premiums receivable	146,985	218,015
Accrued investment income	359	5,760
Deferred acquisition costs	40	34,308
Prepaid reinsurance premiums	33,956	17,735
Paid losses recoverable	3,937	—
Loss reserves recoverable	379,603	41,448
Other assets	44	5,327
Balance due from Arden Holdings Ltd.	151	—
Receivable for investments sold	—	22,457

Total assets	$825,063	$2,011,611

Liabilities
Reserve for losses and loss adjustment expenses	474,915	563,997
Unearned premiums	26,852	175,809
Deposit liabilities	—	26
Reinsurance premiums payable	80,325	13,559
Payable for investments purchased	—	112,194
Balance due to Arden Holdings Ltd.	—	317
Other liabilities	943	8,421

Total liabilities	583,035	874,323

Shareholder’s Equity
Ordinary share capital (Authorized 100,000,000 common shares, 2012: par value $10.00, 254,000 shares issued; 2011: par value $1.00, 1,000,000 shares issued)	2,540	1,000
Additional paid-in capital	254,700	999,000
(Deficit) retained earnings	(15,212)	137,288

Total shareholder’s equity	242,028	1,137,288

Total liabilities & shareholder’s equity	$825,063	$2,011,611

See accompanying notes to the Consolidated Financial Statements

Arden Reinsurance Company Ltd.

Consolidated Statements of Operations

For the years ended December 31, 2012 and 2011

(in thousands of United States Dollars)

	2012	2011
Revenues
Gross premiums written	$128,100	$492,664
Reinsurance premiums ceded	(122,262)	(41,473)

Net premiums written	5,838	451,191
Change in net unearned premiums	165,178	(10,410)

Net premiums earned	171,016	440,781
Other underwriting income (loss)	25	(35)
Gain on sale of assets	54,986	—
Net investment income	8,147	37,858
Net realized gains on investments	36,191	3,835
Net unrealized losses on investments	(15,440)	(12,285)
Net foreign exchange losses	(1,071)	(1,847)

Total revenues	253,854	468,307

Expenses
Net losses and loss adjustment expenses	70,047	294,485
Acquisition costs	14,520	64,611
General and administrative expenses	22,388	49,631

Total expenses	106,955	408,727

Income before income taxes	146,899	59,580

Income tax expense	159	460

Net income	$146,740	$59,120

See accompanying notes to the Consolidated Financial Statements

Arden Reinsurance Company Ltd.

Consolidated Statements of Changes in Shareholder’s Equity

For the years ended December 31, 2012 and 2011

(in thousands of United States Dollars)

	2012	2011
Share capital
Balance, beginning of year	$1,000	$1,000
Increase in par value of common shares	9,000	—
Repurchase of common shares	(7,460)	—

Balance, end of year	$2,540	$1,000

Additional paid-in capital
Balance, beginning of year	$999,000	$999,000
Repurchase of common shares	(744,300)	—

Balance, end of year	$254,700	$999,000

(Deficit) retained earnings
Balance, beginning of year	$137,288	$338,168
Net income	146,740	59,120
Dividends	(136,000)	(260,000)
Allocation to share capital	(9,000)	—
Repurchase of common shares	(154,240)	—

Balance, end of year	$(15,212)	$137,288

Total shareholder’s equity	$242,028	$1,137,288

See accompanying notes to the Consolidated Financial Statements

Arden Reinsurance Company Ltd.

Consolidated Statements of Cash Flows

For the years ended December 31, 2012 and 2011

(in thousands of United States Dollars)

	2012	2011
Cash flows provided by operating activities:
Net income	$146,740	$59,120
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net realized gains on investments	(36,191)	(3,835)
Net amortization on investments	2,163	5,195
Net unrealized losses on investments	15,440	12,285
Gain on sale of assets	(54,986)	—
Depreciation	383	4,093
Other items	1,278	2,247
Change in:
Premiums receivable	71,030	(15,201)
Accrued investment income	5,400	3,627
Deferred acquisition costs	34,268	(3,345)
Prepaid reinsurance premiums	(16,221)	(4,444)
Paid loss recoverable	(3,937)	—
Loss reserves recoverable	(338,155)	(14,863)
Other assets	1,074	(709)
Reserve for losses and loss adjustment expenses	(89,082)	138,786
Unearned premiums	(148,957)	14,914
Reinsurance premiums payable	66,766	1,864
Other liabilities	(7,478)	1,774

Net cash (used in) provided by operating activities	(350,465)	201,508

Cash flows (used in) provided by investing activities:
Purchases of fixed maturity investments	(1,135,845)	(2,913,652)
Sales and maturities of fixed maturity investments	2,223,314	2,971,459
Net (purchases) sales of short-term investments	100,198	(15,828)
Net purchases of other investments	204,635	(26,743)
Net change in receivable for investments sold	(89,737)	18,891
Purchases of fixed assets	(52)	(1,125)
Proceeds from sale of assets	58,754	—

Net cash provided by investing activities	1,361,267	33,002

Cash flows used in financing activities:
Deposit liabilities	(26)	(13)
Balance due from Arden Holdings Ltd.	(136,468)	(463)
Repurchase of common shares	(906,000)	—
Dividends	—	(260,000)

Net cash used in financing activities	(1,042,494)	(260,476)

Effect of exchange rate changes on cash and cash equivalents	(1,086)	(713)

Net decrease in cash and cash equivalents	(32,778)	(26,679)

Cash and cash equivalents - beginning of year	61,166	87,845

Cash and cash equivalents - end of year	$28,388	$61,166

See accompanying notes to the Consolidated Financial Statements

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

1. Organization

Arden Reinsurance Company Ltd., formerly known as Ariel Reinsurance Company Ltd., (“Arden Re” or collectively with its subsidiary the “Company”) was incorporated on November 4, 2005 under the laws of Bermuda. Arden Re is a wholly owned subsidiary of Arden Holdings Ltd. (“Arden Holdings”), an insurance holding company incorporated in Bermuda.

The Company’s operations are principally focused on catastrophe exposed property, marine, aviation, credit and surety reinsurance business. Catastrophe reinsurance covers unpredictable events such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, freezes, industrial explosions and other man-made or natural disasters. Loss experience associated with catastrophe reinsurance is characterized by infrequent events of high severity. Credit and surety reinsurance business is underwritten on a global basis through a branch office in Zurich, Switzerland that was established in 2009. Although catastrophe exposed business constitutes the majority of Arden Re’s business, the Company also underwrites property and, until 2010, professional liability insurance on a direct basis.

On March 11, 2010 Arden Re established a wholly-owned representative office in Brazil, Ariel Reinsurance Company Escritorió de Representção no Brasil Ltda. This office was opened to facilitate the underwriting of credit and surety lines of business.

During 2012, Arden Re sold assets, associated with its core property and marine reinsurance, property insurance and certain ancillary business underwritten to Arrow Corporate Member Holdings LLC (“Arrow”), a subsidiary of Goldman Sachs (“Goldman”). The Company also sold assets and rights associated with its credit and surety business based in Zurich to Arch Reinsurance Ltd. and Arch Reinsurance Europe Underwriting Limited (collectively “Arch”). (See Note 3)

2. Significant Accounting Policies

Basis of presentation and consolidation

The consolidated financial statements include Ariel Re and its wholly-owned subsidiary and have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). All significant intercompany accounts and transactions have been eliminated in preparing these consolidated financial statements.

Use of estimates in consolidated financial statements

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While the estimates included in the consolidated financial statements reflect the Company’s best estimates and assumptions, actual results could differ materially from these estimates. The significant estimates reflected in the Company’s consolidated financial statements include the reserve for losses and loss adjustment expenses, premium estimates for business written, and the fair value measurement of certain fixed maturities and other investments. Estimates and assumptions are periodically reviewed and the effects of revisions are recorded in the consolidated financial statements in the periods in which they are determined.

Premiums

Premiums written are recorded in accordance with the terms of the underlying policies and contracts of insurance and reinsurance. Premiums written are recorded at the inception of the policy and are estimated based upon information received from insureds, ceding companies and their brokers. Subsequent differences arising on such estimates are recorded in the period in which they are determined. Premiums written are earned on a pro-rata basis over the period for which coverage is provided. The reserve for unearned premiums represents the portion of premiums written applicable to the unexpired risk period of policies and contracts and insurance and reinsurance in force.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

For contracts and policies written on a losses occurring basis, the risk period is generally the same as the contract or policy term. For contracts written on a risks attaching basis, the risk period is based on the terms of the underlying contracts and policies.

Reinstatement premiums that reinstate coverage are estimated based on loss experience and are recorded in accordance with the contract terms based upon the ultimate loss estimate associated with each contract. Reinstatement premiums are generally written and earned at the time the associated loss event occurs.

Deferred acquisition costs

Acquisition expenses are costs that vary with, and are directly related to, the production of new and renewal business and consist principally of commissions and brokerage expenses incurred at the time a contract or policy is issued. These costs are deferred and amortized over the period in which the related premiums are earned. Deferred acquisition costs are limited to their estimated realizable value based on the related unearned premiums. Anticipated loss and loss adjustment expenses and anticipated investment income related to those premiums are considered in determining the recoverability of deferred acquisition costs. Acquisition costs are shown net of commissions earned or reinsurance ceded.

Reinsurance ceded

In the normal course of business, the Company may seek to mitigate underwriting risk that could cause unfavorable results by reinsuring certain amounts of risk with other reinsurers. Reinsurance premiums ceded are expensed on a pro-rata basis over the period the reinsurance coverage is provided. Prepaid reinsurance premiums represent the portion of premiums ceded on the unexpired term of the policies purchased.

Reinsurance recoverables are presented on the Consolidated Balance Sheets net of any reserves for uncollectible reinsurance. The method for determining the reinsurance recoverable on unpaid losses and loss adjustment expenses involves actuarial estimates in a manner consistent with the determination of unpaid losses and loss adjustment expenses. Any reserve for uncollectible reinsurance is based on an estimate of the amount of the reinsurance recoverable balance that will ultimately not be recovered due to reinsurer insolvency, contractual dispute or other reason. The valuation of this reserve for uncollectible reinsurance includes several processes including a review of the credit ratings of the reinsurance recoverables by reinsurer, an analysis of default probabilities as well as coverage issues. These factors require considerable management judgment and the factors are reviewed in detail on a quarterly basis with any resulting adjustments recorded in earnings in the period that collection issues are identified.

Reserve for losses and loss adjustment expenses

The reserve for losses and loss adjustment expenses is established by management and includes estimates for unpaid claims and claim expenses on reported losses as well as an estimate of losses incurred but not reported. The reserve is based on individual claims, case reserves and other reserve estimates reported by insureds and ceding companies as well as management’s estimate of ultimate losses. The reserve for incurred but not reported losses and loss adjustment expenses is established by management based on actuarially determined estimates of ultimate losses and loss adjustment expenses. Inherent in the estimate of ultimate losses are expected trends in claim severity and frequency and other factors which could vary significantly as claims are settled.

Ultimate losses and loss adjustment expenses may vary materially from the amounts provided in the consolidated financial statements. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments, if any, are recorded in earnings in the period in which they become known and are accounted for as changes in estimates.

Investments

The Company’s fixed maturity investments are reported as trading securities and are carried at estimated fair value with changes in fair value included in earnings in the consolidated statement of operations and comprehensive income. The Company determines fair value of its fixed maturity investments in accordance with current accounting guidance, which defines fair value and establishes a fair value hierarchy based on inputs to the various valuation techniques used for each fair value measurement. The use of valuation techniques for any given investment requires a significant amount of judgment and consideration of factors specific to the underlying investment.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

Investment transactions are recorded on the trade date with balances pending settlement reflected separately in the balance sheet. Interest on fixed maturity investments is recorded in net investment income when earned and is adjusted for any amortization of premium or discount. Net investment income includes interest, dividend income and amortization of premiums or discounts and is recorded net of investment management fees. The amortization of premiums and accretion of discounts for fixed maturity investments is computed using the effective yield method. Premiums and discounts arising from the purchase of mortgage-backed securities are amortized using the effective yield method over the estimated remaining term of the securities, adjusted for anticipated prepayments.

Realized gains or losses on the sale of investments are determined on the basis of the first-in-first-out method and included in earnings when realized.

Short-term investments, which are managed as part of the Company’s investment portfolio and have a maturity of one year or less when purchased, are carried at fair value, which approximates amortized cost.

The Company participated in a securities lending program whereby blocks of securities, which are included in fixed maturity investments, are loaned to third parties, primarily major brokerage firms. The Company retains all economic interest in the securities it lends, retains the earnings and cash flows associated with the loaned securities and receives a fee from the borrower for the temporary use of the securities. Collateral is required at a rate of 102% - 105% of the market value of the loaned securities and is monitored daily and maintained by the lending agent. The collateral has not been recorded on the balance sheet as the Company does not have the right to sell or repledge the collateral. As at December 31, 2012, the Company does not participate in a securities lending program.

Other investments are carried at estimated fair value with interest, dividend income and income distributions included in net investment income. The fair value of the emerging market debt fund and hedge funds is generally established on the basis of the net valuation criteria established by the managers of the investments. These net valuations are determined based upon the valuation criteria established by the governing documents of such investments. The Company records the fair value of the hedge funds on a month lag as valuation information provided by the managers of the investments is not available on a timely basis. This lag in reporting is applied consistently until timely information becomes available. The fair value of catastrophe bonds is based on quoted market prices, or when such prices are not available, by reference to broker or underwriter bid indications. Such valuations may differ significantly from the values that would have been used had ready markets existed for the shares, partnership interests or notes of the other investments.

The Company enters into derivative instruments such as swaps, futures, options and forward foreign exchange contracts in order to manage its foreign currency exposure, obtain exposure to a particular financial market, or for managing the duration of the fixed maturity investment portfolio and yield curve. The Company records its derivatives at fair value on the Company’s Consolidated Balance Sheets as either assets or liabilities, depending on their rights or obligations, with changes in fair value included in unrealized gains (losses) on investments in the Consolidated Statements of Operations. The fair value of the Company’s derivatives is estimated by reference to quoted prices or broker quotes, where available, or in the absence of quoted prices or broker quotes, by the use of industry or internal valuation models.

Cash and cash equivalents

Cash and cash equivalents include highly liquid short-term deposits and securities with maturities of ninety days or less at the time of purchase.

Foreign exchange

The Company’s functional currency is the United States Dollar. Monetary assets and liabilities denominated in foreign currencies are re-measured into the functional currency at the exchange rates in effect at the balance sheet dates and revenues and expenses denominated in foreign currencies are translated at the prevailing exchange rate on the transaction date with the resulting foreign exchange gains and losses included in earnings.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

Stock based compensation plans

Arden Holdings grants stock-based compensation awards which vest over a specified period or upon employees meeting certain performance. Arden Holdings recognizes the compensation expense for stock-based compensation based on the fair value of the award on the date of grant over the requisite service period, as appropriate. Arden Holdings charges the Company for the expense associated with stock-based compensation.

Taxation

The Company provides for income taxes for its branch office based in Zurich, Switzerland. The Company records deferred income taxes which reflect the tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases. A valuation allowance against a deferred tax asset is provided for if and when the Company believes that a portion, or all of the deferred tax asset may not be realized in the near term.

In addition, the Company is required to recognize the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained, assuming examination by tax authorities. The Company has not recognized any liabilities for unrecognized tax benefits as a result of this guidance. The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next twelve months and classifies all income tax associated with interest and penalties as income tax expense.

3. Sale of Arden Re Assets and Related Agreements

On February 29, 2012, Arden Holdings and Arden Re entered into a purchase agreement with Arrow, pursuant to which Arden Re sold assets in the amount of $3.3 million. The asset sold included intellectual property, trade name and rights associated with its core property and marine reinsurance, property insurance and certain ancillary business (together “subject lines”) underwritten by Arden Re. The Company recognized a gain on sale of assets of $47.2 million. The transaction closed on April 5, 2012. At closing, the Bermuda employees of Arden Re became employees of an Arrow or other Goldman affiliate.

Arden Re also reinsured its unexpired in-force business at closing in the subject lines on a 100% quota share basis to Ariel Syndicate 1910 at Lloyd’s, a subsidiary of Arrow. As at December 31, 2012, approximately 44% of its unexpired in-force business which was reinsured to Syndicate 1910 had been assigned effective April 1, 2012. Arden Re also reinsured its net loss reserves and loss expenses through a loss portfolio transfer in the subject lines to Arrow Indemnity Limited, a newly formed reinsurance subsidiary of Arrow. In addition, Arden Re agreed to participate in the development of the ceded loss reserves up to $55 million through December 31, 2012. As at December 31, 2012, there had been no adverse loss development on these net loss reserves and loss expenses.

On March 2, 2012, Arden Re also entered into a purchase agreement with Arch, pursuant to which Arden Re sold assets in the amount of $0.5 million. The assets sold include assets and rights associated with its credit and surety business based in Zurich. The Company recognized a gain on sale of assets of $7.7 million. The transaction closed on April 9, 2012. At closing, the Zurich-based employees of Arden Re became employees of the Zurich branch office of Arch.

Arden Re reinsured its credit and surety reinsurance business to Arch on a 100% quota share basis. As at December 31, 2012, approximately 65% of Arden Re’s credit and surety business had been novated. As part of the transaction, the Arden Re also reinsured its net credit and surety reinsurance loss reserves and loss expenses to Arch.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

4. Fair Value Measurement

The Company determines the fair value of its fixed maturity investments in accordance with current accounting guidance, which defines fair value and establishes a fair value hierarchy based on inputs to the various valuation techniques used for each fair value measurement. The use of valuation techniques for any given investment requires a significant amount of judgment and consideration of factors specific to the underlying investment. The Company estimates the estimated fair value of each individual security utilizing the highest level of inputs available. Current accounting guidance establishes three levels in the hierarchy as follows:

Level 1:	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2:	Inputs are other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

Level 3:	Inputs are unobservable inputs for the asset or liability.

Fixed maturities

The Company uses quoted values and other data provided by an independent pricing service and its third party investment managers in determining fair values for its fixed maturity investments. Pricing from third party pricing services are sourced from multiple vendors. Each source has its own proprietary method for determining fair value of any security that is not actively traded. In general, the methods involve the use of “matrix pricing” in which the independent pricing sources use observable market inputs including, but not limited to, yield curves, trade execution data, market spreads, cash flows, credit risks and benchmarking like securities to determine a reasonable fair value.

The following describes the techniques generally used to determine the fair values of the Company’s fixed maturities by asset class:

U.S. government and agencies - These securities consist primarily of bonds issued by the U.S. Department of Treasury and mortgage agencies such as the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association. The fair values of highly liquid U.S. Treasuries are based on quoted prices in active markets using real time trading systems and are classified within Level 1. The fair values of U.S. government agency securities are priced using yield curves, credit spreads and interest rate volatilities. These are considered to be observable market inputs and therefore the fair values of U.S. government agency securities are classified in Level 2.

Non-U.S. governments - These securities consist of securities issued primarily by governments, provinces, agencies and supranationals, as well as debt issued by financial institutions that is guaranteed by a non-U.S. government. The fair values of highly liquid European and Canadian Sovereign debt are based on quoted prices in active markets and are classified in Level 1. Other Non-U.S. government securities are priced using observable inputs, such as yield curves, credit spreads and interest rate volatilities and are classified in Level 2.

U.S. states and municipals - These securities consist of bonds issued by U.S. domiciled state and municipality entities. The fair value of these securities is determined using market approach pricing, which utilizes pricing models, mathematical tools and experienced pricing evaluators. The price for a security is based upon a hierarchy of market information regarding that security or securities with similar characteristics. The significant inputs used to price the municipals are observable market inputs and the fair value of these securities is classified in Level 2.

Corporate debt - These securities consist primarily of investment-grade debt of a wide variety of corporate issuers and industries. The fair value of these securities is determined using the spread above the risk-free yield curve, reported trades, broker / dealer quotes, benchmark yields, and industry and market indicators. These are considered observable market inputs and fair value of these securities are classified within Level 2.

Residential and commercial mortgage-backed securities - These securities consists of residential and commercial mortgage-backed securities originated by both agencies and non-agencies. The fair values of these securities are determined through the use of pricing models which evaluate the underlying collateral performance,

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

and obtain prices from market makers and live trading systems. Where pricing is unavailable from pricing services, the Company obtains non-binding quotes from broker-dealers to estimate fair value. These are considered observable market inputs and the fair value of these securities are classified within Level 2.

Asset-backed securities - These securities consist primarily of investment-grade bonds backed by pools of loans with a variety of underlying collateral. The fair values of asset-backed securities are priced through the use of various models which evaluate the underlying collateral performance, as well as obtaining prices from market makers and live trading systems. As the significant inputs used to price these securities are observable market inputs, the fair values of asset-backed securities are classified in Level 2.

Other Investments

Catastrophe bonds - The fair value of catastrophe bonds is based on quoted market prices or when such prices are not available, by reference to broker or underwriter bid indications. As the significant inputs used to price these securities are observable market inputs, the fair values of catastrophe bonds are classified in Level 2.

Derivatives - The fair values of the Company’s over-the-counter derivatives such as interest rate swaps, credit default swaps and forward foreign exchange contracts are estimated by reference to quoted prices or broker quotes, where available, or in the absence of quoted prices or broker quotes, the use of industry or internal valuation models used by an independent pricing service. These are considered observable market inputs and therefore the fair value of these securities are classified in Level 2.

Emerging market debt fund and hedge funds - The fair value of the emerging market debt fund and hedge funds is generally determined on the basis of the net valuation criteria established by the managers of the investments. The Company believes the published net asset value represents the fair value that market participants would apply to an interest in the fund. Some of the hedge funds are subject to restrictions on redemptions and sale which are determined by the governing documents and limit the Company’s ability to liquidate these investments in the short-term. The Company obtains the audited financial statements for every hedge fund annually and regularly reviews and discusses fund performance with fund managers to corroborate the reasonableness of the published net asset value. Due to the restrictions on redemptions and sale of these investments, the Company’s emerging market debt and hedge funds have been classified in Level 3.

Short-Term Investments

Short-term investments are comprised of fixed maturity investments that have a maturity of one year or less when purchased and a short-duration high quality fund. The fair value of the short-term fixed maturity investments is determined using the same principles as described above by asset class. The fair value of the short-term high quality fund is estimated using the net asset value reported by the investment manager. The Company’s short-term investments have been classified in Level 1 and Level 2.

a)	At December 31, 2012 and 2011, the Company’s investments were allocated between Levels 1, 2, and 3 as follows:

	December 31, 2012
	Level 1	Level 2	Level 3	Total
U.S. government and government agencies	$122,824	$—	$—	$122,824
Non-U.S. governments	—	65,909	—	65,909
Residential mortgage-backed securities	—	39,051	—	39,051
Asset-backed securities	—	204	—	204

Total fixed maturity investments	$122,824	$105,164	$—	$227,988
Other investments	$—	$—	$3,612	$3,612

Total	$122,824	$105,164	$3,612	$231,600

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

	December 31, 2011
	Level 1	Level 2	Level 3	Total
U.S. government and government agencies	$248,634	$—	$—	$248,634
Non-U.S. governments	—	15,518	—	15,518
U.S. states and municipalities	—	2,677	—	2,677
Corporate	—	412,959	—	412,959
Residential mortgage-backed securities	—	401,165	—	401,165
Asset-backed securities	—	130,283	—	130,283
Commercial mortgage-backed securities	—	95,307	—	95,307

Total fixed maturity investments	$248,634	$1,057,909	$—	$1,306,543
Other investments	$—	$50,754	$147,931	$198,685
Short-term investments	$4,968	$95,199	$—	$100,167

Total	$253,602	$1,203,862	$147,931	$1,605,395

b)	The following table presents a reconciliation of the beginning and ending balances for the emerging market debt fund and hedge funds, included in other investments that are measured at fair value using Level 3 inputs as at December 31, 2012 and 2011:

Other investments	2012	2011

Beginning balance at January 1	$147,931	$96,542
Transfers in/(out) of Level 3 assets, at fair value	—	—
Purchases	—	65,000
Sales	(152,467)	(10,378)
Net realized and unrealized (losses) gains included in earnings:
Net realized gains (losses)	17,573	(3,366)
Net unrealized (losses) gains	(9,425)	133

Ending balance at December 31	$3,612	$147,931

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in whether or not valuation inputs are observable may result in a reclassification for certain financial assets and liabilities. Reclassifications between Level 1, 2 and 3 of the fair value hierarchy are reported as transfers in and/or out as of the beginning of the quarter in which the reclassifications occur. There were no transfers in or out of Levels 1, 2 or 3 for the years ended December 31, 2012 and 2011.

Total net unrealized losses of $9.4 million from the emerging market debt and the hedge funds held at December 31, 2012 were included in earnings for the year ended December 31, 2012 (2011 - net unrealized gains of $0.1 million).

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

5.	Investments

a)	The cost or amortized cost, gross unrealized gains, gross unrealized losses and fair value of fixed maturity investments by category at December 31, 2012 and 2011 are as follows:

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Fixed maturity investments, trading:
U.S. government and government agencies	$122,671	$153	$—	$122,824
Non-U.S. governments	65,730	179	—	65,909
Residential mortgage-backed securities	38,765	286	—	39,051
Asset-backed securities	2,382	—	(2,178)	204

Total	$229,548	$618	$(2,178)	$227,988

	December 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Fixed maturity investments:
U.S. government and government agencies	$247,702	$947	$(15)	$248,634
Non-U.S. governments	15,430	254	(166)	15,518
U.S. states and municipalities	2,622	55	—	2,677
Corporate	411,368	5,380	(3,789)	412,959
Residential mortgage-backed securities	399,628	8,190	(6,653)	401,165
Asset-backed securities	134,772	1,379	(5,868)	130,283
Commercial mortgage-backed securities	89,997	6,097	(787)	95,307

Total	$1,301,519	$22,302	$(17,278)	$1,306,543

The contractual maturity dates of fixed maturities trading at December 31, 2012 and 2011 are as follows:

	December 31, 2012		December 31, 2011
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$89,929	$90,033	$81,838	$82,393
Due after one year through five years	98,472	98,700	542,823	545,952
Due after five years through ten years	—	—	48,122	47,728
Due after ten years	—	—	4,339	3,715
Residential mortgage-backed securities	38,765	39,051	399,628	401,165
Asset-backed securities	2,382	204	134,772	130,283
Commercial mortgage-backed securities	—	—	89,997	95,307

Total	$229,548	$227,988	$1,301,519	$1,306,543

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

b)	The following table summarizes the composition of the fixed maturity investment portfolio by investment ratings assigned by rating agencies at December 31, 2012:

	December 31, 2012
	Amortized Cost	Fair Value

AA/Aa	$227,166	$227,784
C	490	118
D	1,892	86

Total	$229,548	$227,988

The primary rating source is Standard & Poor’s Corporation (“S&P”).

d)	Certain of the Company’s cash and fixed maturity investments are held in pledged accounts (see note 11c).

e)	The following table reflects the Company’s other investments, at fair value, at December 31, 2012 and 2011:

	December 31, 2012
	Amortized Cost	Fair Value
Other investments:
Hedge funds	$3,179	$3,612

Total	$3,179	$3,612

	December 31, 2011
	Amortized Cost	Fair Value
Other investments:
Catastrophe bonds	$47,941	$46,889
Hedge funds	39,570	50,037
Emerging Market Debt Fund	100,000	97,894
Derivative instruments	3,863	3,865

Total	$191,374	$198,685

The catastrophe bonds are variable rate notes where the return is contingent upon certain climatic or geological events. The emerging market debt fund provides exposure to higher interest rates and currency appreciation through its investments in fixed-income securities denominated in the local currencies of emerging countries. The hedge funds include the Company’s investment in credit, long and short equity, distressed capital, event-driven and other multi-strategy funds. These investments utilize a variety of different investment approaches, designed to maximize diversity. The fair values for the emerging market debt and hedge funds are determined by management using the net asset values provided by the third party administrators of these funds. The hedge funds are subject to restrictions on redemptions which are determined by the governing documents and may limit the Company’s ability to liquidate its investments in these funds.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

f)	The components of net investment income for the years ended December 31, 2012 and 2011 are as follows:

Year ended December 31,	2012	2011
Fixed maturity and short-term investments	$8,266	$42,288
Cash and cash equivalents	11	31
Other investments	1,127	3,457

	9,404	45,776
Investment expenses	(1,257)	(7,918)

Net investment income	$8,147	$37,858

g)	The analysis of realized gains and losses on sales of investments for the years ended December 31, 2012 and 2011 are as follows:

Year ended December 31,	2012	2011
Gross realized gains	$50,125	$23,895
Gross realized losses	(13,934)	(20,060)

Net realized investment gains included in net income	$36,191	$3,835

6. Derivative instruments

The Company reports its derivatives at estimated fair value as either assets or liabilities on the Consolidated Balance Sheet, depending on their rights or obligations, with changes in fair value included in unrealized gains (losses) on investments in the Consolidated Statements of Operations. The fair value of the Company’s derivatives is estimated by reference to quoted prices or broker quotes, where available, or in the absence of quoted prices or broker quotes, by the use of industry or internal valuation models. The Company does not hold any derivatives designated as hedging instruments.

The Company’s investment guidelines permit investments in derivative instruments such as forward foreign exchange contracts, interest rate swaps, credit default swaps, options, repurchase agreements and swaptions. The Company principally has exposure to derivatives related to the following types of risks: foreign currency risk, interest rate risk and credit risk.

Forward foreign exchange contracts

Under the Company’s investment guidelines, the Company may invest in non-U.S. dollar denominated investments but is required to hedge any significant foreign currency exposure. The forward foreign exchange contracts in the Company’s investment portfolio are related to those hedges.

Interest rate swaps

The Company uses interest rate swaps to manage its exposure to interest rate risk, to manage the duration of its fixed maturities investment portfolio and yield curve without transacting in the underlying securities.

Futures

The Company uses futures to manage its exposure to interest rate risk, to manage the duration of its fixed maturities investment portfolio and yield curve.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

Swaptions

The Company uses swaptions or options on interest rate swaps to manage its exposure to interest rate risk and to hedge the duration of the Company’s investment portfolio and yield curve.

Options

The Company uses options on U.S. Treasury futures to manage its exposure to interest rate risk, to hedge the duration of the Company’s investment portfolio and yield curve.

Repurchase agreements

The Company uses repurchase agreements to earn an enhanced return over cash.

Credit default swaps

The Company uses credit default swaps to manage its exposure to credit risk included in its fixed maturities investment portfolio and short-term investments and to obtain certain credit exposure more efficiently than purchasing the fixed maturities with the same credit risk.

The following table shows the location on the Consolidated Balance Sheet and fair value of the Company’s derivative instruments at December 31, 2011:

	December 31, 2011
	Derivative Assets		Derivative Liabilities
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Forward foreign exchange contracts	Other investments	$778	Other investments	$377
Futures	Other investments	124	Other investments	124
Interest rate swaps	Other investments	—	Other investments	989
Credit default swaps	Other investments	265	Other investments	205
Repurchase agreements	Other investments	4,400	Other investments	—
Swaptions	Other investments	53	Other investments	60

Total		$5,620		$1,755

The location and amount of the (losses) gains recognized in the Company’s Consolidated Statements of Operations related to its derivative instruments for the years ended December 31, 2012 and 2011 are shown in the following table:

	Location of gains (losses) recognized on derivatives	Amount of gains (losses) recognized on derivatives
		2012	2011
Forward foreign exchange contracts	Net foreign exchange (losses) gains	$(556)	$85
Swaps	Net investment income (losses)	607	(1,161)
Swaps	Net unrealized gains (losses) on investments	808	(1,570)
Swaps	Net realized losses on investments	(578)	(1,710)
Swaps	Net foreign exchange (losses) gains	(29)	22
Futures	Net realized gains (losses) on investments	106	(660)
Futures	Net foreign exchange gains	1	—
Swaptions	Net unrealized (losses) gains on investments	(380)	494
Swaptions	Net realized gains on investments	421	169
Options	Net realized gains on investments	—	8
Repurchase agreements	Net investment income	2	4

Total		$402	$(4,319)

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

7. Reserve for losses and loss adjustment expenses

The reserve for losses and loss adjustment expenses is an estimate which is subject to material variability. The variability arises because all events affecting the ultimate settlement of claims have not taken place and may not take place for some time. Variability can be caused by the receipt of additional claim information, changes in judicial interpretation of contracts or significant differences in the severity or frequency of claims from historical trends. Also, the Company does not have the benefit of its own historical loss experience due to its short operating history. Accordingly, the Company’s reserves for losses and loss adjustment expenses may be subject to greater variability than a more mature company.

Loss and loss adjustment expenses reserve estimates are based on all relevant information available to the Company. The Company believes that the reserve for losses and loss adjustment expenses is sufficient to cover losses that fall within coverages assumed by the Company; however, there can be no assurance that actual losses will not exceed the Company’s total reserves for losses and loss adjustment expenses.

Activity in the reserve for losses and loss adjustment expenses for the years ended December 31, 2012 and 2011 was as follows:

	2012	2011

Gross reserves for losses and loss expenses, beginning of year	$563,997	$425,211
Loss reserves recoverable, beginning of year	41,448	26,585

Total net reserves for losses and loss expenses	522,549	398,626
Net losses incurred related to:
Current year	70,709	323,210
Prior years	(662)	(28,725)

Total net incurred losses	70,047	294,485
Net paid losses related to:
Current year	1,205	(77,090)
Prior years	(100,254)	(93,031)

Total net paid losses	(99,049)	(170,121)
Effect of foreign exchange movements	1,553	(441)
Net reserves for losses and loss expenses ceded under loss portfolio transfer	(399,788)	—

Total net reserves for losses and loss expenses, end of year	95,312	522,549
Loss reserves recoverable, end of year	379,603	41,448

Gross reserves for losses and loss expenses, end of year	$474,915	$563,997

During 2012, the Company experienced net favorable development on prior accident years of $0.7 million primarily due to reductions in attritional reinsurance loss reserves of $5.3 million and natural catastrophes of $8.6 million, respectively, offset by adverse development from special property and casualty insurance and surplus lines of $13.1 million. Favorable attritional developments were primarily from credit & surety, marine & aviation, property reinsurance, and property insurance of $2.2 million, $2.3 million, $1.8 million and $0.9 million, respectively, with an offset from professional lines of $1.9 million. Natural catastrophes saw positive development primarily from reserve releases from the Japan Earthquake of $3.3 million, Hurricane Ike of $2.3 million, various other smaller named storms from 2011 of $1.4 million and the West Atlas spill of $0.9 million. This was partially offset by adverse development on the Enbridge spill of $1.3 million.

During 2011, the Company experienced net favorable development on prior accident years of $28.7 million primarily due to reductions in attritional reinsurance reserves and natural catastrophes of $9.8 million and $18.9 million, respectively. Attritional developments were primarily from property reinsurance, marine & aviation, and professional lines of $9.4 million, $3.0 million and $1.7 million, respectively, with an offset from property insurance of $5.6 million. Natural catastrophes saw positive development primarily from reserve releases on Hurricanes Gustav and Ike of $7.9 million, the Chilean earthquake of $3.4 million and various other smaller named storms from 2009 and 2010 of $7.3 million and $4.0 million, respectively. This was partially offset by adverse development on various smaller named storms that occurred in 2007 of $4.0 million and the 2010 Queensland floods of $1.2 million.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

As disclosed in Note 3, during 2012 Arden Re reinsured its net loss reserves and loss expenses through a loss portfolio transfer to Arrow Indemnity Limited in the amount of $368.2 million and reinsured its net credit and surety reinsurance loss reserves and loss expenses to Arch in the amount of $31.6 million.

8. Reinsurance ceded

The effects of reinsurance ceded on premiums written and premiums earned during the years ended December 31, 2012 and 2011 are as follows:

	2012	2011
Premiums written
Direct	$5,624	$22,201
Assumed	122,476	470,463
Ceded	(122,262)	(41,473)

Net	$5,838	$451,191

Premiums earned
Direct	$13,997	$21,495
Assumed	263,061	456,291
Ceded	(106,042)	(37,005)

Net	$171,016	$440,781

The Company uses reinsurance ceded contracts to reduce its exposure to risk of loss on certain reinsurance contracts. Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains primarily liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreements. At December 31, 2012, reinsurance recoverables amounted to $379.6 million (2011 - $41.4 million).

9. Share-based compensation

Arden Holdings granted restricted stock and options to certain employees at the time of the Arden Holdings initial financing, as well as providing for future awards of stock-based compensation. All such awards are subject to, or operate under terms broadly similar to, the Arden Holdings Long Term Incentive Plan (“LTIP”). The LTIP provides the Compensation Committee of the Board of Directors with the sole discretion to grant awards to employees and to determine the exercise price, vesting period and other applicable terms of such awards. The maximum option term is 10 years for all options awarded. Arden Holdings has charged the Company $3.3 million in 2012 and $4.6 million in 2011 related to the LTIP, recorded in general and administrative expenses.

10. Pension plan

The Company provides pension benefits to eligible employees through a defined contribution plan sponsored by the Company. Under the Company’s defined contribution plan, the Company makes contributions to its employees’ accounts of up to 15% of its employees’ eligible earnings. The contributions in the defined contribution plans are to be invested at the election of each employee in one or more of several investment funds offered by third party investment advisors. Contributions paid or accrued for the years ended December 31, 2012 and 2011 resulted in an expense of $0.4 million and $2.0 million, respectively, being recorded in general and administrative expenses.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

11. Commitments and contingencies

a)	Concentrations of credit risk

As of December 31, 2012, the Company’s cash and investments were held by two custodians. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of fixed maturity investments. The fixed maturity investment portfolio is managed by external advisors in accordance with prudent standards of diversification. Specific provisions limit the allowable holdings of a single issue or issuers. The Company did not have an aggregate exposure in a single entity, other than in the U.S. Government and U.S. Government agency securities and U.S. Government sponsored enterprises, of more than nil% (2011 - 1%) of consolidated shareholder’s equity at December 31, 2012.

Concentration of credit risk with respect to reinsurance recoverable balances is limited due to the number of reinsureds used on the Company’s reinsurance programs. As at December 31, 2012, one reinsurer accounted for 70% of the reinsurance balances recoverable. This reinsurance recoverable balance is fully collateralized by cash and investments held in a trust under the terms of the loss portfolio transfer reinsurance agreement with Ariel Indemnity Limited. Another six reinsurers account for 24% of the reinsurance balances recoverable, all of these reinsurers are either rated A- or better by A.M. Best or fully collateralized.

As referred to in (b) the Company sources its business through certain major brokers. The Company is exposed to the credit risk of the brokers in respect of premium income due from policy holders that are remitted via the brokers.

b)	Major production sources

During the year ended December 31, 2012, the Company obtained 46%, of its gross premiums written through two brokers:

Aon Benfield	25%
Marsh and McLennan Companies, Inc.	21%

c)	Investment commitments

As of December 31, 2012, the Company had pledged $0.3 million of cash as collateral to secure a $0.3 million letter of credit. As of December 31, 2011, the Company has pledged $87.6 million of its fixed maturity investments and cash as collateral to secure $82.3 million of letters of credit outstanding under its credit facility.

Cash and fixed maturity investments of $6.2 million (2011 - $6.1 million) were held in trust for the benefit of Arden Re’s United States surplus line policyholders.

Under the terms of the reinsurance agreements with Valiant Insurance Company and Valiant Specialty Insurance Company (“Valiant”), as referred to in note 13, Arden Re has deposited $67.6 million (2011 - $73.0 million) in a trust for the benefit of Valiant.

As of December 31, 2012, the Company has pledged $83.3 million (2011 - $53.2 million) of its fixed maturity investments and cash as collateral to secure $74.0 million (2011 - $35.1 million) of letters of credit outstanding under the FALLOC as referred to in note 13.

d)	Employment agreements

The Company has entered into employment agreements with certain officers that provide for option awards, executive benefits and severance payments under certain circumstances.

e)	Operating leases

The Company leased office space and office equipment under operating leases. There are no future minimum lease commitments at December 31, 2012.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

Total rent under operating leases for the years ended December 31, 2012 and 2011 was $0.6 million and $1.8 million, respectively.

f)	Securities lending

The Company no longer participates in a securities lending program. As part of the Company’s securities lending program the Company had $59.5 million of securities on loan at December 31, 2011 for which $60.8 million of collateral had been posted by the borrowers.

12. Debt and financing arrangements

On November 28, 2011, the Company renewed its standby letter of credit facility (“FALLOC”). The new $100.0 million FALLOC was entered among Atrium Underwriting Group Limited (“the Borrower”), Arden Holdings, as Guarantor, the Company, as Reinsurer, and ING Bank N.V., London Branch (the “Lender”).

Proceeds of the FALLOC may be used by the Borrower for the provision of Funds at Lloyd’s to support the underwriting capacity of the corporate members owned by the Borrower, for the 2013, 2012 and prior years of account. The Company guarantees the obligations of the Borrower under the FALLOC. Collateral cover must be provided by the Company in support of its obligations as Reinsurer under certain quota share reinsurance agreements with Atrium’s corporate members, and/or by the Borrower, in an aggregate value not less than the aggregate face amounts of the letters of credit issued under the FALLOC, subject to certain collateral advance rates. The collateral cover is provided in the form of investment collateral held in collateral accounts pledged in favor of the Lender, as security trustee.

The FALLOC requires Arden Holdings to comply with certain customary restrictive covenants. These include certain financial covenants, such as maintaining a maximum debt to capital ratio (no greater than 0.35:1.00 at any time) and a consolidated net worth of the Company (2012: $150 million, 2011: $500 million). In addition, Arden Re must maintain a financial strength rating from A.M. Best of at least B++ at all times.

The FALLOC also contains restrictions on Atrium’s ability to incur additional indebtedness, the Arden Holding’s ability to merge with or be acquired by another entity, and Arden Holding’s and its subsidiaries’ ability to dispose of certain assets, incur liens other than permitted liens, or cease its business.

On May 14, 2007, the Company replaced its $350 million Credit Facility (the “Facility”) among the Company and a syndicate of lending institutions (the “Facility Lenders”). The transaction was led by HSBC and JP Morgan Securities Inc. (“JP Morgan”). Proceeds of the Facility may be used by the Company for general corporate and working capital purposes. The Facility comprised of two tranches. The first tranche of $100 million was available for three years on unsecured revolving loans or secured letters of credit and was not renewed in 2011. The second tranche of $250 million was available for five years for the issuance of secured letters of credit and was not renewed in 2012.

13. Related party transactions

a) Stock compensation. The stock compensation expense charged during the year by Arden Holdings, and included within general and administrative expense was $3.3 million (2011 - $4.6 million).

b) Intercompany reinsurance agreements. Effective January 1, 2009, the Company entered into reinsurance agreements with various Lloyd’s corporate member underwriting subsidiaries of Atrium Underwriting Group Limited (“Atrium”), a wholly owned subsidiary of Arden Holdings. These agreements provide that Arden Re assumes a 65% quota share of all insurance and reinsurance risks earned by the corporate member subsidiaries of Atrium during 2012 and 2011. In addition to the insurance and reinsurance risks, Arden Re assumed 65% of foreign exchange gains or losses, investment returns and operating expenses. The Company pays the Atrium subsidiaries a 2% commission on all amounts ceded as well as a 20% profit commission. For the year ended December 31, 2012, the Atrium subsidiaries ceded $67.3 million (2011 - $56.9 million) of premiums written and earned and losses of $39.8 million (2011 - $47.7 million) were incurred under these quota share agreements.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

On October 1, 2007, the Company entered into reinsurance agreements with Valiant Insurance Company (“Valiant”), a Delaware-domiciled insurance company that is wholly owned by Valiant Insurance Group, Inc. (“VIG”) a former subsidiary of Arden Holdings. These agreements included a pro-rata reinsurance agreement, whereby Arden Re assumed a 75% quota share of all business written by Valiant, provided that the business written is not being indemnified by other reinsurers. The Company pays Valiant a 30% commission on all premiums ceded. For the year ended December 31, 2012, Valiant ceded negative $0.6 million (2011: $0.9 million) and negative $0.6 million (2011: $16.0 million) of premiums written and earned, respectively and losses of $12.1 million (2011: $10.6 million) were incurred under the quota share agreement.

On October 1, 2007, the Company entered into a stop loss reinsurance agreement with Valiant. Under the terms of the agreement, the Company would indemnify Valiant for incurred losses that exceed 80% of Valiant’s net earned premium. The Company would receive 5% of Valiant’s net earned premium on the reinsured business as premium. For the year ended December 31, 2011, the Company received no premiums from Valiant, and incurred no losses.

On October 1, 2007, the Company agreed to guarantee Valiant’s third party reinsurance recoverable balances. Under the terms of the agreement Arden Re agreed to pay Valiant for all third party reinsurance recoveries that are 90 days overdue. In return, the Company was entitled to receive quarterly premium payments based on a percentage of Valiant’s total reinsurance recoverable at the end of each quarter. For the year ended December 31, 2011, the Company received no premiums from Valiant under this agreement as Valiant had not entered into any third party reinsurance arrangements during the applicable period.

On November 25, 2008 the Company entered into reinsurance agreements with Valiant Specialty Insurance Company (“Valiant Specialty”), a Delaware-domiciled insurance company that is wholly owned by VIG. These agreements included a pro-rata reinsurance agreement, whereby Arden Re assumed a 75% quota share of all business written by Valiant Specialty, provided that the business written is not being indemnified by other reinsurers. The Company pays Valiant Specialty a 30% commission on all premiums ceded. For the year ended December 31, 2012, Valiant Specialty ceded $nil (2011: $20 thousand) and $nil (2011: $0.3 million) of premiums written and earned, respectively and $0.1 million (2011: $0.1 million) of losses were incurred under the quota share agreement.

On November 25, 2008, the Company entered into a stop loss reinsurance agreement with Valiant Specialty. Under the terms of the agreement, the Company would indemnify Valiant Specialty for incurred losses that exceed 80% of Valiant Specialty’s net earned premium. The Company would receive 5% of Valiant Specialty’s net earned premium on the reinsured business as premium. For the year ended December 31, 2011, the Company received no premiums from Valiant Specialty, and incurred no losses.

On November 25, 2008, the Company agreed to guarantee Valiant Specialty’s third party reinsurance recoverable balances. Under the terms of the agreement Arden Re agreed to pay Valiant Specialty for all third party reinsurance recoveries that are 90 days overdue. In return, the Company is entitled to receive quarterly premium payments based on a percentage of Valiant Specialty’s total reinsurance recoverable at the end of each quarter. For the year ended December 31, 2011, the Company received no premiums from Valiant Specialty under this agreement as Valiant Specialty had not entered into any third party reinsurance arrangements during the applicable period.

On July 1, 2010, Arden Holdings executed an agreement to sell the stock of VIG for which the sale closed on November 8, 2010. In connection with this sale the pro-rata reinsurance agreements with Valiant and Valiant Specialty were terminated and cancelled on a run-off basis effective November 5, 2010. In addition, the stop loss reinsurance agreements with Valiant and Valiant Specialty and the guarantee of Valiant’s third party reinsurance recoverable balances were commuted effective October 31, 2010. These commutations resulted in a payment to Valiant and Valiant Specialty of $0.6 million in 2010.

On November 5, 2010, following the sale of VIG the Company entered into an excess of loss reinsurance agreement with Valiant and Valiant Specialty. Under the terms of this agreement Arden Re agreed to indemnify Valiant and Valiant Specialty for net loss payments that are in excess of net loss reserves at the date of closing and for net loss payments that are in excess of 62.5% of net unearned premiums as at the date of closing. In addition, Arden Re

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

agreed to indemnify Valiant and Valiant Specialty for net loss payments in excess of 60% of net earned premiums for policies written by Valiant and Valiant Specialty prior to the closing date but incepting after the closing date. There was $1.0 million of losses incurred related to these indemnifications for the year ended December 31, 2012 and nil for December 31, 2011.

c) Balance due to Arden Holdings Ltd. The intercompany balance due to Arden Holdings is unsecured and non-interest bearing. The amount is due upon demand.

14. Shareholders’ equity

In February 2012, the Company increased its authorized share capital from $1.0 million to $10.0 million and increased the par value of its common shares from $1.00 per share to $10.00 per share. The increase in share capital was funded by converting retained earnings to share capital.

In May 2012, the Company repurchased 640,000 of its common shares for cash in the amount of $800.0 million from its parent, Arden Holdings Ltd.

In December 2012, the Company repurchased 106,000 of its common shares for cash in the amount of $106.0 million from its parent, Arden Holdings Ltd.

15. Statutory requirements and dividend restrictions

Arden Re’s ability to pay dividends and make capital distributions is subject to certain regulatory restrictions. Under the Insurance Act 1978, amendments thereto and Related Regulations of Bermuda (the “Act”), Arden Re is required to prepare statutory consolidated financial statements and to file in Bermuda a statutory financial return. The Act also requires Arden Re to maintain certain measures of solvency and liquidity. At December 31, 2012, the statutory capital and surplus of Arden Re was $241.9 million (2011 - $1,100.6 million) which exceeds the statutory capital and surplus required to be maintained under the Act.

Under the Act, Arden Re is classified as a Class 4 insurer, and is therefore restricted as to the payment of dividends in the amount of 25% of the prior year’s statutory capital and surplus, unless at least two members of the Board of Directors attest that a dividend in excess of this amount would not cause Arden Re to fail to meet its relevant margins. During 2012, Arden Re declared dividends of $136.0 million (2011 - $260.0 million).

In 2008, the Bermuda Solvency Capital Requirement (“BSCR”) was enacted in Bermuda, which included, among other things, a standard mathematical model designed to give the Bermuda Monetary Authority (“BMA”) more advanced methods for determining an insurer’s capital adequacy. Underlying the BSCR is the philosophy that all insurers should operate on an ongoing basis with a view to maintaining their capital at a prudent level in excess of the minimum solvency margin otherwise prescribed under the Insurance Act. The BMA requires all Class 4 insurers to maintain their capital at a target level which is set at 120% of the minimum amount calculated in accordance with the BSCR or an approved in-house model.

The principal differences in Bermuda between statutory basis consolidated financial statements and consolidated financial statements prepared in accordance with U.S. GAAP are that statutory consolidated financial statements do not reflect deferred acquisition costs or prepaid assets. Also, reinsurance assets and liabilities are presented net of reinsurance and there is no cash flow statement.

The Company’s Zurich branch has no statutory filing requirement at, or for, the year-end December 31, 2012.

Arden Reinsurance Company Ltd.

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

(Expressed in thousands of United States dollars, except share amounts)

16. Taxation

The Company provides for income taxes based upon amounts reported in the consolidated financial statements and the provisions of currently enacted tax laws. The Company is registered in Bermuda and is subject to Bermuda law with respect to taxation. Under current Bermuda law, the Company is not taxed on any Bermuda income or capital gains taxes and has received an undertaking from the Bermuda Minister of Finance that, in the event of any Bermuda income or capital gains taxes being imposed, the Company will be exempt from those taxes until March 2035.

The Company’s Swiss branch is subject to both Swiss Federal tax and Zurich Cantonal tax. The income tax benefit is all current and is all attributable to the Zurich branch.

Reconciliation between the expected tax rate of zero under Bermuda law and the actual tax expense per the consolidated financial statements is as follows:

	Year ended December 31 2012	Year ended December 31 2011
Computed expected tax expense	$—	$—
Foreign taxes at local expected rates	159	460

Actual income tax expense	$159	$460

17. Subsequent events

The Company has evaluated subsequent events through March 21, 2013, the date these financial statements were available to be issued, and concluded that there are no material subsequent events requiring recognition or disclosure.

Ernst & Young Ltd. #3 Bermudiana Road Hamilton HM 11, Bermuda P.O. Box 463, Hamilton, HM BX, Bermuda
Direct: +1 441 295 7000 Direct Fax: +1 441 295 5193 www.ey.com/bermuda

Report of Independent Auditors

The Shareholders

Arden Reinsurance Company Ltd.

We have audited the accompanying consolidated financial statements of Arden Reinsurance Company Ltd., which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related statements of comprehensive income, changes in shareholders’ equity, and cash flows for the years ended December 31 2012 and 2011, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arden Reinsurance Company Ltd. as of December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for the years ended December 31 2012 and 2011 in conformity with U.S. generally accepted accounting principles.

March 21, 2013

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